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                                                                   EXHIBIT 10.3
                                                                   ------------

                            UNCONDITIONAL GUARANTY

                                (VERISITY LTD.)

          For and in consideration of the loan by SILICON VALLEY BANK ("Bank") to VERISITY DESIGN, INC. ("Borrower"), which loan is made pursuant to Amended and Restated Loan and Security Agreement of even date herewith between Borrower and Bank (the "Agreement"), the undersigned guarantor ("Guarantor") hereby unconditionally and irrevocably guarantees the prompt and complete payment of all amounts that Borrower owes to Bank and performance by Borrower of the Loan Documents (as defined in the Agreement) between Borrower and Bank, as amended from time to time (collectively referred to as the "Agreements"), in strict accordance with their respective terms.

          1. If Borrower does not perform its obligations in strict accordance with the Agreements, Guarantor shall immediately pay all amounts due thereunder (including, without limitation, all principal, interest and fees) and otherwise to proceed to complete the same and satisfy all of Borrower's obligations under the Agreements.

          2. The obligations hereunder are independent of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Borrower or whether Borrower be joined in any such action or actions. Guarantor waives the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof, to the extent permitted by law. Guarantor's liability under this Guaranty is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Agreements.

          3. Guarantor authorizes Bank, without notice or demand and without affecting its liability hereunder, from time to time to renew, extend or otherwise change the terms of the Agreements or any part thereof.

          4. Guarantor waives any right to require Bank to (a) proceed against Borrower or any other person; (b) proceed against or exhaust any security held from Borrower; or (c) pursue any other remedy in Bank's power whatsoever. Bank may, at its election, exercise or decline or fail to exercise any right or remedy it may have against Borrower or any security held by Bank, including without limitation the right to foreclose upon any such security by judicial or

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nonjudicial sale, without affecting or impairing in any way the liability of
Guarantor hereunder. Guarantor waives any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower. Guarantor waives any setoff, defense or counterclaim that Borrower may have against Bank. Guarantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Borrower. Until all of the amounts that Borrower owes to Bank have been paid in full, (i) Guarantor shall have no right of subrogation or reimbursement for claims arising out of or in connection with this Guaranty, (ii) contribution or other rights against Borrower, (iii) Guarantor waives any right to enforce any remedy that Bank now has or may hereafter have against Borrower and (iv) Guarantor waives all tights to participate in any security now or hereafter held by Bank. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty and of the existence, creation or incurring of new or additional indebtedness. Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of nonpayment of any indebtedness or nonperformance of any obligation of Borrower, warrants to Bank that it will keep so informed and agrees that absent a request for particular information by Guarantor, Bank shall have no duty to advise Guarantor of information known to Bank regarding such condition or any such circumstances. Guarantor waives the benefits of California Civil Code sections 2810, 2845, 2850, 2899 and 3433.

          5. If Borrower becomes insolvent or is adjudicated bankrupt or files a petition for reorganization, arrangement, composition or similar relief under any present or future provision of the United States Bankruptcy Code, or if such a petition is filed against Borrower, and in any such proceeding some or all of any indebtedness or obligations under the Agreements are terminated or rejected or any obligation of Borrower is modified or abrogated, or if Borrower's obligations are otherwise avoided for any reason, Guarantor agrees that Guarantor's liability hereunder shall not thereby be affected or modified and such liability shall continue in full force and effect as if no such action or proceeding had occurred. This Guaranty shall continue to be effective or be reinstated, as the case may be, if any payment must be returned by Bank upon the insolvency, bankruptcy or reorganization of Borrower, Guarantor, any other guarantor or otherwise, as though such payment had not been made.

          6. Upon an Event of Default (as defined in the Agreement) of Borrower, any indebtedness of Borrower now or hereafter held by Guarantor is hereby subordinated to any indebtedness of Borrower to Bank, and such

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indebtedness of Borrower to Guarantor shall be collected, enforced and received by Guarantor as trustee for Bank and be paid over to Bank on account of the indebtedness of Borrower to Bank but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty; provided, however, that if there is no Event of Default that is uncured beyond the applicable cure period, if any, under the Agreement, any amounts received by Guarantor on account of any indebtedness of Borrower held by Guarantor shall be Borrower's sole and separate property and shall not be subject to recovery by Bank if properly received pursuant to this Section 6.

          7. Guarantor agrees to pay a reasonable attorneys' fee and all other costs and expenses that may be incurred by Bank in the enforcement of this Guaranty. No terms or provisions of this Guaranty may be changed, waived, revoked or amended without Lender's prior written consent. Should any provision of this Guaranty be determined by a court of competent jurisdiction to be unenforceable, all of the other provisions shall remain effective. This Guaranty, together with any agreements (including without limitation any security agreements or any pledge agreements) executed in connection with this Guaranty, embodies the entire agreement among the parties hereto with respect to the matters set forth herein, and supersedes all prior agreements among the parties with respect to the matters set forth herein. No course of prior dealing among the parties, no usage of trade and no parol or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof. There are no conditions to the full effectiveness of this Guaranty. Bank may assign this Guaranty without in any way affecting Guarantor's liability under it. This Guaranty shall inure to the benefit of Bank and its successors and assigns. This Guaranty is in addition to the guaranties of any other guarantors and any and all other guaranties of Borrower's indebtedness or liabilities to Bank.

          8. Guarantor represents and warrants to Bank that (i) Guarantor has taken all necessary and appropriate action to authorize the execution, delivery and performance of this Guaranty, (ii) execution, delivery and performance of this Guaranty do not conflict with or result in a breach of or constitute a default under Guarantor's Articles of Association and Memorandum of Association or other organizational documents or agreements to which it is party or by which it is bound and (iii) this Guaranty constitutes a valid and binding obligation, enforceable against Guarantor in accordance with its terms.

          9. Guarantor covenants and agrees that Guarantor shall do all of the following:

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               9.1  Guarantor shall maintain its corporate existence, remain in good standing in Israel, and continue to qualify in each jurisdiction in which the failure to so qualify could reasonably be expected to have a material adverse effect on the financial condition, operations or business of Guarantor. Guarantor shall maintain in force all licenses, approvals and agreements, the loss of which could reasonably be expected to have a material adverse effect on its financial condition, operations or business.

               9.2 Guarantor shall comply with all statutes, laws, ordinances, directives, orders and government rules and regulations to which it is subject if noncompliance with such laws could reasonably be expected to adversely affect the financial condition, operations or business of Guarantor.

               9.3 At any time and from time to time Guarantor shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

          10. This Guaranty shall be governed by the laws of the State of California, without regard to conflicts of laws principles. GUARANTOR WAIVES ANY RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. Guarantor submits to the exclusive jurisdiction of the State and federal courts located in Santa Clara County, California.

          IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty as of this 31st day of December, 1998.


                                     VERISITY LTD.

                                     By: /s/ Charles Alvarez
                                         --------------------------------------
                                     Title: VP Finance/CFO
                                           ------------------------------------

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                      CORPORATE RESOLUTIONS TO GUARANTEE


--------------------------------------------------------------------------------
Guarantor: VERISITY LTD.
           ------------------
--------------------------------------------------------------------------------


          I, the undersigned Secretary or Assistant Secretary of Verisity Ltd. (the "Corporation"), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the country of Israel.

          I FURTHER CERTIFY that the Articles of Association and Memorandum of Association of the Corporation attached hereto are in full force and effect on the date hereof and have not been modified or amended as of the date hereof.

          I FURTHER CERTIFY that at a meeting of the Directors of the Corporation duly called and held, at which a quorum was present and voting (or by other duly authorized corporate action in lieu of a meeting), the following resolutions were adopted.

          BE IT RESOLVED, that any one (1) of the following named officers, employees or agents of this Corporation, whose actual signatures are shown below:


NAMES                        POSITIONS                       ACTUAL SIGNATURES
-----------------------     ---------------------------     --------------------
Moshe Gavrielov              Chief Executive Officer         /s/ Moshe Gavrielov
-----------------------     ---------------------------     --------------------
Avishai Silvershatz          President                       /s/ Avishai Silvers
-----------------------     ---------------------------     --------------------
Charles Alvarez              Chief Financial Officer         /s/ Charles Alvarez
-------------------------------------------------------     -------------------

acting for an on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

          Guarantee Indebtedness.  To guarantee amounts borrowed from time to
          ----------------------
time from Silicon Valley Bank ("Bank") by VERISITY DESIGN, INC. ("Borrower") pursuant to that certain Amended and Restated Loan and Security

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Agreement between Bank and Borrower dated as of December 31, 1998, as amended from time to time (the "Loan Agreement").

          Execute Guaranty.  To execute and deliver to Bank that certain
          ----------------
Unconditional Guaranty (Verisity Ltd.) dated December 31, 1998 (the "Guaranty"), on Bank's forms, and also to execute and deliver to Bank one or more renewals, extensions, modifications, consolidations or substitutions therefor.

          Further Acts.  To do and perform such other acts and things, to pay
          ------------
any and all fees and costs and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

          BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of the Corporation's agreements or commitments in effect at the time notice is given.

          I FURTHER CERTIFY that the officers, employees and agents named above are duly elected, appointed or employed by or for the Corporation, as the case may be, and occupy the positions set opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

          IN WITNESS WHEREOF, I have hereunto set my hand on December 31, 1998, and attest that the signatures set opposite the names listed above are their genuine signatures.



                                                 CERTIFIED TO AND ATTESTED BY:

                                                 X /s/ Charles Alvarez
                                                 -----------------------------


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